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AMENDED AND RESTATED TRUST AGREEMENT dated this 13 day of April, 1993, by and between CALMAT CO., a Delaware corporation ("Company"), and WACHOVIA BANK AND TRUST COMPANY ("Trustee").


WHEREAS, Company has previously entered into a Supplemental Executive Retirement Agreement (the "Agreement") with A. Frederick Gerstell and has adopted the Non-Qualified Deferred Compensation Plan For Selected Executives of CalMat Co. (the "Plan"), the Agreement and the Plan attached hereto as Exhibits A and B respectively;

WHEREAS, Company desired to provide a vehicle to hold certain assets of Company as a reserve for the discharge of Company's obligations to Mr. Gerstell and certain electing participants in the Plan (the "Participants") and their beneficiaries or representatives entitled to receive payments pursuant to the Agreement and the Plan (the "Beneficiaries");

WHEREAS, Company established a trust (the "Trust") and has contributed and will contribute to the Trust assets that shall be held therein, subject to the claims
of Company's     creditors in the event of Company's Insolvency, as herein
defined, until paid to Participants and Beneficiaries in such manner and at such times as specified in the Agreement and the Plan;

WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Agreement and the Plan as unfunded arrangements maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Agreement and the Plan; and

WHEREAS, Company and Trustee, with the consent of Participants, wish to amend the Trust Agreement in certain respects;

NOW, THEREFORE, the parties do hereby continue the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

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SECTION 1.  Establishment of Trust.  (a) Company has previously deposited with
Trustee certain amounts which, together with any future contributions, shall be the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

(b)  The Trust shall be irrevocable.

(c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be construed accordingly.

(d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Participants and general creditors as herein set forth. Participants and Beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Agreement and this Trust Agreement shall be mere unsecured contractual rights of Participants and Beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under Federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

(e) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor Participants or any Beneficiary shall have any right to compel such additional deposits.

SECTION 2. Payments to Participants and Beneficiaries. (a) Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of Participants (and Beneficiaries) or provide a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amounts are to be paid (as provided for or available under the Agreement and the Plan), and the time of commencement of payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to Participants and Beneficiaries in accordance with the Payment Schedule. The Trustee shall make provision for the reporting and withholding of any Federal, state or local taxes that may be required to be withheld with respect to the payment of amounts pursuant to the terms of the

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Agreement, the Plan and this Trust Agreement and pay such taxes to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

(b) Company may make payments of benefits directly to Participants or Beneficiaries as they become due under the terms of the Agreement and the Plan. Company shall notify Trustee of its decision to make payments directly prior to the time amounts are payable to Participants or Beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments in accordance with the terms of the Agreement and the Plan, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company when principal and earnings are not sufficient to make payments.

SECTION 3. Trustee Responsibility Regarding Payments to Trust Beneficiary When Company Is Insolvent. (a) Trustee shall cease payments to Participants and Beneficiaries if Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under Federal and state law as set forth below:

(1) The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payments to Participants and Beneficiaries.

(2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and provide Trustee with a reasonable basis for making a determination concerning Company's solvency.

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(3)  If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Participants and Beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of the Participants or Beneficiaries to pursue their rights as general creditors of Company with respect to amounts due under the Agreement or otherwise.

(4) Trustee shall resume the payment of benefits to Participants and Beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

(c) Provided that there are sufficient assets, if Trustee discontinues payments from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants and Beneficiaries under the terms of the Agreement and the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Participants and Beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

SECTION 4. Payments to Company. Except as provided in Section 3 hereof, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payments of benefits have been made to Participants and Beneficiaries pursuant to the terms of the Agreement and the Plan.

SECTION 5. Investment Authority. (a) Subject to the other provisions of this Trust Agreement, the assets of the Trust shall be prudently invested and managed with the purpose of preserving the principal of the Trust and earning interest and other income thereon in a manner consistent with the objectives of trusts of like character and aims. For this purpose, the Trust shall be invested entirely in instruments (with maturities averaging less than one year) that are United States Government treasury notes, bank deposits fully insured by the Federal Deposit Insurance Corporation or other short-term fixed income securities which are fully guaranteed by the United States Government.

(b) Company shall make sufficient contributions to the Trust, and sufficient liquidity shall be maintained, to meet the reasonably anticipated requirements of the Trust for payment of expenses (if

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any) of administration, investment and management and for payments to
Participants and Beneficiaries.

(c) The policy established in this Section may be modified at any time by the written agreement of Trustee and Company, but only with the express written consent of Participants.

(d) In no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by Company, other than a de minimis amount held in common investment vehicles in which Trustee invests. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Participants.

SECTION 6. Disposition of Income. During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

SECTION 7. Accounting by Trustee. Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within 30 days following the close of each calendar year and within 30 days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

SECTION 8. Responsibility of Trustee. (a) Trustee shall act with the care, prudence and diligence that a prudent person would use in the conduct of its duties hereunder; provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company that is contemplated by, and in conformity with, the terms of the Agreement, the Plan or this Trust Agreement and is given in writing by Company. In the event of a dispute between Company and a party,

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Trustee may apply to a court of competent jurisdiction to resolve the dispute.

(b) If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

(c) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

(d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

(e) Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if any insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to lend to any person the proceeds of any borrowing against such policy.

(f) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom within the meaning of Treas. Reg. (S)301.7701-2 promulgated pursuant to the Code.

SECTION 9.  Compensation and Expenses of Trustee.
Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

SECTION 10.  Resignation and Removal of Trustee.
(a) Trustee may resign at any time by written notice to Company, which shall be effective 30 days after receipt of such notice unless Company and Trustee agree otherwise.

(b) Trustee may be removed by Company on 3 days' notice or upon shorter notice accepted by Trustee.

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(c)  Upon a change of control, as defined herein, Trustee may not be removed by
Company for 3 years.

(d) If Trustee resigns within two years after a change of control, Company shall apply to a court of competent jurisdiction for the appointment of a successor Trustee or for instructions.

(e) If Trustee resigns or is removed within two years of a change of control, Trustee shall select a successor Trustee in accordance with the provisions of
Section 11(b) hereof prior to the effective date of Trustee's resignation or removal.

(f) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall be transferred to the successor Trustee. The transfer shall be completed within 30 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

(g) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this Section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

SECTION 11. Appointment of Successor. (a) If Trustee resigns or is removed in accordance with Section 10(a) or (b) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trust powers under state law, as a successor to replace Trustee. The appointment shall be effective when accepted in writing by the new trustee, which shall have all of the rights and powers of the Trustee, including ownership rights in the Trust assets. The Trustee shall execute any instrument necessary or reasonably requested by Company or the successor trustee to evidence the transfer.

(b) If Trustee resigns or is removed pursuant to the provisions of Section 10(e) hereof and selects a successor Trustee, Trustee may appoint any third party such as a bank trust department or other party that may be granted corporate trust powers under state law. The appointment of a successor trustee shall be effective when accepted in writing by the new trustee. The new trustee shall have all the rights and powers of Trustee, including legal title

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to Trust assets. The Trustee shall execute any instrument necessary or reasonably requested by the successor trustee to evidence the transfer.

(c) The successor trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor trustee shall not be responsible for, and Company shall indemnify and defend the successor trustee from, any claim or liability resulting from any action or inaction of any prior trustee or from any other past event, or any condition existing at the time it becomes successor trustee.

SECTION 12. Amendment or Termination. (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Agreement or the Plan or shall make the Trust revocable.

(b) The Trust shall not terminate until the date on which Participants and Beneficiaries are no longer entitled to payments pursuant to the terms of the Agreement or the Plan. Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

(c) Upon Written approval of Participants or Beneficiaries entitled to payments pursuant to the terms of the Agreement or the Plan, Company may terminate this Trust prior to the time all payments under the Agreement and the Plan have been made. All assets in the Trust at termination shall be returned to Company.

(d) Sections 1, 2, 3, 12, and 13 of this Trust Agreement may not be amended by Company for 3 years following a change of control, as defined herein.

SECTION 13. Miscellaneous. (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(b) Amounts payable to Participants and Beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

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(c)  This Trust Agreement shall be governed by and construed in accordance with the laws of California.

(d)  For purposes of this Trust, "change of control" shall mean:

the purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 ("the Act"), or any comparable successor provisions, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Act) of 30 percent or more of either the outstanding shares of common stock or the combined voting power of Company's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of Company of a reorganization, merger or consolidation, in each case with respect to which persons who were stockholders of Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities, or a liquidation or dissolution of Company or of the sale of all or substantially all of Company's assets.

SECTION 14. Effective Date. The effective date of this Amended and Restated Trust Agreement shall be the date first above stated.



CALMAT CO.,

by /s/ Scott J Wilcott

Name: Scott J Wilcott
Title: Senior Vice President

WACHOVIA BANK AND TRUST
COMPANY,

by

Name:
Title:

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